SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported): September 19, 2000


                           ENDOSONICS CORPORATION
             (Exact Name of Registrant as Specified in Charter)


                                  Delaware
               (State or Other Jurisdiction of Incorporation)


                   0-19880                                 68-0028500
          (Commission File Number)                     (IRS Employer
                                                       Identification No.)


             2870 Kilgore Road
         Rancho Cordova, California                             95670
  (Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code: (916) 638-8008


                               Not Applicable
       (Former name or former address, if changed since last report)




ITEM 1.        CHANGES IN CONTROL OF REGISTRANT.

        On September 19, 2000, JOMED N.V., a corporation organized under the laws of The Netherlands ("Parent"), through JOMED Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), accepted for purchase 16,593,039 shares of the common stock, par value $.001 per share (the "Shares"), of EndoSonics Corporation, a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn pursuant to Purchaser's tender offer for all of the outstanding Shares at $11.00 per Share, net to the seller in cash (the "Offer"). Of the 16,593,039 shares accepted for purchase pursuant to the Offer, 478,737 were tendered through notices of guarnanteed delivery. The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 5, 2000 by and among the Company, Parent and Purchaser, which provides for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger. The Shares purchased pursuant to the Offer constitute approximately 91.31% of the Shares issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was $182,523,429. In addition, Parent owns 268,100 Shares that were purchased prior to the commencement of the Offer. Following the expiration of the Offer and the consummation of the transactions described herein, Parent now owns approximately 92.78% of the Shares issued and outstanding. Purchaser obtained all funds needed for such purchase through a capital contribution from Parent. Parent obtained such funds received from an offering of JOMED's ordinary shares plus its existing resources and internally generated funds, including short-term borrowing in the ordinary course of business to finance the purchase.

        On the date on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such time as agreed upon by the Parent, the Purchaser and the Company and specified in the Certificate of Merger, the Merger provided for by the Merger Agreement will become effective. Pursuant to the Merger, Shares which are not validly tendered pursuant to the Offer and accepted for purchase by Purchaser (and whose holders have not sought appraisal of their Shares in accordance with applicable provisions of Delaware law) will be converted into the right to receive $11.00 per Share, net to the seller in cash, upon delivery of appropriate documentation to the Paying Agent for the Offer. As a result of the Merger, Parent will own 100% of the outstanding Shares of the Company.

        The closing of the Merger shall take place at 10:00 a.m., local time, on the later to occur of (a) the day of (and immediately following) the receipt of approval of the Merger by the Company's stockholders, or as soon as practicable (and in any event not more than five business days) after expiration of the Offer if such approval is not required and (b) a date to be specified by Parent, Purchaser and the Company, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in the Merger Agreement, at the offices of Skadden, Arps, Slate, Meagher & Flom, Four Times Square, New York, New York, unless another date or place is agreed to in writing by Parent, Purchaser and the Company.

        In accordance with the terms of the Merger Agreement, among other things, after the Merger, the Board of Directors of the Company is composed of the members of the Board of Directors of Parent and existing members of the Board of Directors of the Company. The members of the Board of Directors of Parent in the Board of Directors of the Company constitute a majority of directors in the Board of Directors of the Company. The Company's Board of Directors intends to appoint certain new officers of the Company in accordance with the Company's bylaws.

        To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a further change in control of the Company.


                                 SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 19, 2000                   ENDOSONICS CORPORATION


                                            By: /s/ REINHARD WARNKING
                                                ------------------------------
                                                Name:  Reinhard Warnking
                                                Title: President and CEO